Exhibit 10.37
EXECUTION VERSION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of December 16, 2013 by and among BERRY PETROLEUM COMPANY, LLC a Delaware limited liability company formerly known as Berry Petroleum Company ( the “Borrower”), WELLS FARGO BANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and the Lenders party to the Original Credit Agreement defined below (the “Lenders”).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of November 15, 2010 (as amended, supplemented or restated to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and other extensions of credit to the Borrower as provided therein; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders now desire to amend the Original Credit Agreement upon the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans and other extensions of credit that may hereafter be made by the Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS AND REFERENCES
SECTION 1.1.   Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.
SECTION 1.2.   Other defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
“Amendment” means this Seventh Amendment to Second Amended and restated Credit Agreement.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

13964034    1

ARTICLE II
AGREEMENTS
SECTION 2.1.   Definitions.
(a)    The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety or added, as applicable, to read as follows:
“‘2022 Notes’ means Borrower’s $600,000,000, 6-3/8% Senior Notes due 2022.
‘Approved Counterparty’ means (a) any Lender or any Affiliate of a Lender and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher at the time such Person enters into a Hedging Contract with the Borrower or any of its Subsidiaries.
‘Bank Price Deck’ means the Administrative Agent’s forward curve for oil, natural gas, natural gas liquids and other hydrocarbons as of the most recent Borrowing Base.
‘Base Rate’ means, for any day, the rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus one-half of one percent (0.50%), (b) the Prime Rate for such day and (c) the Three-Month Eurodollar Rate for such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Three-Month Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate or the Three-Month Eurodollar Rate.
‘Base Rate Margin’ means, for any day with respect to Base Rate Loans, the applicable rate per annum set forth in the grid below based on the Utilization Percentage then in effect:

Level	Utilization Percentage	Base Rate Margin
Level 1	Less than or equal to 30%	0.500%
Level 2	Greater than 30% and less than or equal to 60%	0.750%
Level 3	Greater than 60% and less than or equal to 75%	1.000%
Level 4	Greater than 75% and less than or equal to 90%	1.250%

Active.13964034.8    2

Level 5	Greater than 90%	1.500%

‘Change of Control’ means the occurrence of any event or circumstance the result of which is that Linn or LinnCo ceases to own directly or indirectly 100% of the Equity Interests of the Borrower.

‘Change in Law’ means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, including (notwithstanding the foregoing) all requests, rules, guidelines, or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Bank for International Settlements (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued.

‘Commitment Fee Rate’ means, on any day, the applicable rate per annum set forth in the grid below based on the Utilization Percentage then in effect; provided that the outstanding Swing Line Loans shall be excluded for purposes of calculating the Commitment Fee Rate:

Level	Utilization Percentage	Commitment Fee
Level 1	Less than or equal to 30%	0.375%
Level 2	Greater than 30% and less than or equal to 60%	0.375%
Level 3	Greater than 60% and less than or equal to 75%	0.500%
Level 4	Greater than 75% and less than or equal to 90%	0.500%
Level 5	Greater than 90%	0.500%

‘Current Liabilities’ means the current liabilities of Borrower and its Consolidated Subsidiaries at such time, but excluding, for purposes of this definition (a) any non-cash losses or charges on any Hedging Contract resulting from the requirement at such time of SFAS 133 or any replacement accounting standard, (b) current maturities of the Obligations and the 2014 Notes and (c)

Active.13964034.8    3

current maturities of any Senior Notes which have been tendered for or with respect to which Borrower or its applicable Consolidated Subsidiary has exercised a redemption right and which are required by GAAP to be current.

‘Default Rate’ means, at the time in question (a) with respect to any Base Rate Loan and any Swing Line Loan, the rate per annum equal to two percent (2%) above the Adjusted Base Rate then in effect for such Loan and (b) with respect to any Eurodollar Loan, the rate per annum equal to two percent (2%) above the Adjusted Eurodollar Rate then in effect for such Loan, provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

‘Engineering Report’ means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th (or such other date in the event of a Special Redetermination) the oil and gas reserves attributable to the oil and gas properties and interests owned by any Restricted Person, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.

‘Eurodollar Margin’ means, for any day with respect to any Eurodollar Loan, the applicable rate per annum set forth in the grid below based on the Utilization Percentage then in effect:

Level	Utilization Percentage	Eurodollar Margin
Level 1	Less than or equal to 30%	1.500%
Level 2	Greater than 30% and less than or equal to 60%	1.750%
Level 3	Greater than 60% and less than or equal to 75%	2.000%
Level 4	Greater than 75% and less than or equal to 90%	2.250%
Level 5	Greater than 90%	2.500%

‘Eurodollar Rate’ means, with respect to any Eurodollar Loan for any Interest Period, the greater of (i) 0.0% and (ii) the rate appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate does not appear on

Active.13964034.8    4

such page (or otherwise on such screen), the “Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

‘LC Sublimit’ means $50,000,000.

‘Linn’ means Linn Energy, LLC, a Delaware limited liability company.

‘LinnCo’ means, LinnCo, LLC, a Delaware limited liability company, and any of its Subsidiaries.

‘Linn Credit Agreement’ means that certain Sixth Amended and Restated Credit Agreement dated as of April 24, 2013, by and among Linn, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

‘Maturity Date’ means the earlier of (a) thirty (30) Business Days after the redemption or exchange of the Senior Notes or (b) May 13, 2016.

‘Net Income’ means with respect to the Borrower and its properly Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the properly Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Person in which the Borrower or a properly Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the properly Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a properly Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any properly Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that properly Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such properly Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary gains or losses during such period; (d) non-cash gains, losses or

Active.13964034.8    5

adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and (f) non-cash share-based payments under FASB Statement No. 123R; and provided further that if the Borrower or any properly Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

‘OFAC’ means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

‘Prime Rate’ means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, National Association as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by Wells Fargo Bank, National Association as a general reference rate of interest, taking into account such factors as Wells Fargo Bank, National Association may deem appropriate; it being understood that many of the commercial or other loans of Wells Fargo Bank, National Association are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo Bank, National Association may make various commercial or other loans at rates of interest having no relationship to such rate.

‘Senior Notes’ means, collectively or individually, as the context requires, the 2014 Notes, the 2020 Notes and the 2022 Notes.

‘Swap PV’ means, with respect to any Hedging Contract, the present value, discounted at 9% per annum, of the future receipts expected to be paid to the Borrower under such Hedging Contract netted against the Bank Price Deck in effect as of the most recent Borrowing Base, provided however, that the “Swap PV” shall never be less than $0.00.”

(b)    The definition of “Insurance Schedule” in Section 1.1 of the Original Credit Agreement is hereby deleted in its entirety.

SECTION 2.2.   Interest Rates and Fees. Section 2.5 of the Original Credit Agreement is hereby amended by adding the following Section 2.5(g):

“(g)    Borrowing Base Deficiency Rate. During any Borrowing Base Deficiency, the amount of such Borrowing Base Deficiency shall bear interest at the Default Rate for such Loan.

Active.13964034.8    6

SECTION 2.3.   Scheduled Determinations of Borrowing Base. Section 2.9(a) of the Original Credit Agreement is hereby amended by replacing the terms “March 15” and “September 15” with the terms March 1” and “September 1”, respectively.

SECTION 2.4.   Capital Requirements. Section 3.2(b) of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b)    Capital Requirements. If any Lender or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any lending office of such Lender or such Lender’s or LC Issuer’s holding company, if any, regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.”

SECTION 2.5.   OFAC. Article V of the Original Credit Agreement is hereby amended by adding the following Section 5.22:

“Section 5.22    OFAC. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.”

SECTION 2.6.   Payment and Performance. Section 6.1 of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 6.1    Reserved.”

SECTION 2.7.   Books, Financial Statements and Reports. Sections 6.2(a), (b), (c), (d), (e) and (g) of the Original Credit Agreement are hereby amended in their entirety and replaced with the following:

Active.13964034.8    7

“(a)    As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared, which such financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year; provided, however, that at any time that (i) Borrower is a Subsidiary of Linn and (ii) Borrower is not required to deliver the foregoing-described financial statements under the indenture and/or supplemental indentures governing the Senior Notes (because the Senior Notes have been repaid in full or otherwise), the requirements of this Section 6.2(a) shall be satisfied upon delivery of the financial statements described in Section 8.01(a) of the Linn Credit Agreement.

(b)    As soon as available, and in any event within forty-five (45) days after the end of the first three Fiscal Quarters in each Fiscal Year, Borrower’s Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower’s earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments; provided, however, that at any time that (i) Borrower is a Subsidiary of Linn and (ii) Borrower is not required to deliver the foregoing-described financial statements under the indenture and/or supplemental indentures governing the Senior Notes (because the Senior Notes have been repaid in full or otherwise), the requirements of this Section 6.2(b) shall be satisfied upon delivery of the financial statements described in Section 8.01(b) of the Linn Credit Agreement. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the Chief Financial Officer or the Treasurer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that such Chief Financial Officer has reviewed the Loan Documents, containing calculations showing compliance (or non- compliance) at the end of such Fiscal Quarter with the requirements of Section 7.11 and Section 7.12 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

(c)    Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Restricted Person with the SEC, or with any national securities exchange.

Active.13964034.8    8

Documents required to be delivered pursuant to Section 6.2(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at the website address listed in the Disclosure Letter (or, at any time Borrower is a Subsidiary of Linn, on Linn’s website on the Internet); or (ii) on which such documents are posted on Borrower’s behalf on DebtX or another relevant website, if any, including, but not limited to any filings made on EDGAR to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (x) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (y) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent and each Lender of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.2(b) to Administrative Agent and each of the Lenders. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(d)    On or before March 1st and September 1st of each year, the Borrower shall furnish to the Administrative Agent and the Lenders an Engineering Report as of the immediately preceding December 31 or June 30, as applicable. The Engineering Report as of December 31 of each year shall be prepared by one or more petroleum engineers reasonably acceptable to the Administrative Agent and the June 30 Engineering Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Engineering Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(e)    Reserved.

(g)    Concurrently with any delivery of financial statements under Section 6.2(a) and Section 6.2(b), a true and complete list of all Hedging Contracts, as of the last Business Day of such fiscal quarter or fiscal year, of the Borrower and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the

Active.13964034.8    9

net mark-to-market value therefore, any new credit support agreements not previously disclosed to the Administrative Agent, any margin required or supplied under any credit support document, and the counterparty to each such agreement and a confidential report reflecting its projected production for each calendar year for which it has established hedge positions under Section 7.3(a); provided that the Borrower shall not be required to provide any mark-to-market value for any emission credit Hedging Contracts, but the Borrower shall provide the aggregate amount owing by the Borrower and its Subsidiaries under such emission credit Hedging Contracts as of such date.”

SECTION 2.8.   Maintenance of Existence and Qualifications. Section 6.6 of the Original Credit Agreement is hereby amended by deleting “or” just before “(ii)”, replacing it with “,”, deleting the period at the end thereof and replacing it with the following:

“or (iii) the conversion of the Borrower into a Delaware limited liability company and change of its name (and the Borrower shall provide a notice of such name change to the Administrative Agent within 30 days following the effectiveness thereof).”

SECTION 2.9.   Insurance. Section 6.8(a) of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    Each Restricted Person shall maintain (or shall cause one or more Affiliates of such Restricted Person to maintain on behalf of such Restricted Person), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.”

SECTION 2.10.   Termination of Hedging Contracts. The following Section 6.21 is added to Article VI of the Original Credit Agreement:

“Section 6.21    Termination of Hedging Contracts.

(a)    To the extent a Restricted Party changes the material terms of any Hedging Contract, terminates any Hedging Contract or enters into a new Hedging Contract which has the effect of creating an off-setting position that individually, or together with all other such changes, terminations and/or new Hedging Contracts within the preceding 12 months results in an aggregate Swap PV greater than $20,000,000, the Borrower will give the Administrative Agent and the Lenders prompt written notice of such event.

(b)    If a Restricted Party terminates or creates any off-setting position in respect of any Hedging Contract upon which the Administrative Agent or the Lenders relied in determining the most recent Borrowing Base, and the aggregate Swap PV of all such terminations and/or offsetting positions exceeds, during any

Active.13964034.8    10

period between redeterminations of the Borrowing Base, the lesser of (a) $20,000,000 or (b) 3% of the then effective Borrowing Base, then the Borrowing Base shall be simultaneously reduced in an amount equal to 65% of such aggregate Swap PV.

SECTION 2.11.   Indebtedness. The following sentence is hereby added to the end of Section 7.1 of the Original Credit Agreement:
“Notwithstanding anything to the contrary contained herein, Borrower may fully or partially prepay or redeem the Senior Notes, provided that (1) no Default has occurred and is continuing and no Borrowing Base Deficiency exists at such time and (2) it receives a contribution in an amount not less than the amount necessary for such prepayment or redemption (including principal, any premiums, accrued but unpaid interest and fees) from Linn and/or any of its Subsidiaries.”

SECTION 2.12.   Hedging Contracts. Section 7.3 of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.3    Hedging Contracts. Neither the Borrower nor any of its Subsidiaries will enter into (or, in the case of Section 7.3(b) below, permit to exist) any Hedging Contracts with any Person other than:

(a)    Hedging Contracts in respect of commodities with an Approved Counterparty and the notional volumes for which (when aggregated with the notional volumes under all other commodity Hedging Contracts then in effect other than swaps covering (i) basis differential or (i) oil spread timing risks, in each case on volumes already hedged pursuant to other Hedging Contracts) do not exceed, as of the date such Hedging Contract is executed, (A) 80% of the reasonably anticipated projected production (based upon the Borrower’s internal projections) for each month during the period during which such Hedging Contract is in effect for each of crude oil and natural gas, calculated separately, for each calendar month during the period through the remainder of the then current calendar year and for the period of four calendar years thereafter and (B) 70% of the reasonably anticipated projected production (based upon the Borrower’s internal projections) for each month during the period during which such Swap Hedging Contract is in effect for each of crude oil and natural gas, calculated separately, for each calendar month during the period starting with the 5th calendar year thereafter.

(b)    Hedging Contracts in respect of interest rates with an Approved Counterparty, which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Hedging Contracts of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed at any time 100% of the then

Active.13964034.8    11

outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.

(c)    Hedging Contracts in respect of greenhouse gasses (“GHG”) that are expected to be emitted from the Restricted Persons’ steam generation and co-generation facilities located in the State of California, provided that at all times: (i) no such Hedging Contract fixes a price for a term of more than 60 months; (ii) the aggregate monthly notional amounts covered by all such Hedging Contracts (determined, in the case of Hedging Contracts that are not settled on a monthly basis, by a monthly proration reasonably acceptable to Administrative Agent) for any single month does not in the aggregate exceed 100% of Restricted Persons’ aggregate projected GHG emissions from such facilities for such month, (iii) except for letters of credit and the Collateral under the Security Documents with respect to Lender Hedging Obligations, no such Hedging Contract requires any Restricted Person to put up money, assets or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (iv) each such Hedging Contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated A1 by Moody's or A+ by S & P, or better, respectively, by either Rating Agency.
(d)    Hedging Contracts for the purpose of fixing prices on electricity expected to be sold by the Borrower and any Subsidiary provided that (i) no such Hedging Contract fixes prices for a term of more than sixty (60) months, (ii) the aggregate monthly production covered by such Hedging Contracts (determined in the case of such Hedging Contracts that are not settled on a monthly basis, by a monthly proration reasonably acceptable to the Administrative Agent) for any single month does not in the aggregate exceed ninety percent (90%) of the Borrower’s or such Subsidiary’s aggregate Projected Electricity Production anticipated to be sold in the ordinary course of the Borrower’s or such Subsidiary’s business for such month, (iii) except for Letters of Credit or as secured by the Security Documents, no such Hedging Contract requires any collateral or security and (iv) the counterparty to such Hedging Contract has, or is guaranteed by a Person that has, at the time such Hedging Contract is entered into, a rating on long-term obligations of either A 1 by Moody’s or A+ by S&P.

(e)    Notwithstanding anything to the contrary in this Section 7.3, (i) there shall be no prohibition against the Borrower entering into any “put” or “call spread option” contracts or commodity price floors so long as such agreements are entered into for non-speculative purposes and in the ordinary course of business for the purpose of hedging against fluctuations of commodity prices and (ii) any “swap option” entered into by the Borrower shall be counted against the sublimits contained in this Section 7.3 for the purpose of hedging against fluctuations of commodity prices.

Active.13964034.8    12

Notwithstanding anything to the contrary contained herein, any Hedging Contract in effect immediately prior to the effective time of that certain Seventh Amendment to Second Amended and Restated Credit Agreement dated as of December 16, 2013, by and among the Borrower, the Administrative Agent and the Lenders party thereto shall be permitted under this Agreement in all respects.”

SECTION 2.13.   Limitations on Mergers, Issuances of Securities. Section 7.4 of the Original Credit Agreement is hereby amended by inserting the phrase “or sell, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any other Person (any such transaction, a “consolidation”)” after the phrase “No Restricted Person will merge or consolidate with or into any other Person”.

SECTION 2.14.   Limitation on Dividends, Stock Repurchases and Subordinated Debt. Section 7.6 of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.6    Limitation on Dividends, Stock Repurchases and Subordinated Debt. No Restricted Person will declare or make any Dividend or Stock Repurchase other than (a) Dividends payable to a Restricted Person, (b) provided that no Default has occurred and is continuing or no Borrowing Base Deficiency exists at such time, Dividends of the Borrower payable to Linn or one or more of its Subsidiaries or (c) cash payments to dissenting stockholders of the Borrower or in lieu of fractional shares.”

SECTION 2.15.   Transactions With Affiliates. Section 7.9 of the Original Credit Agreement is hereby amended by deleting the phrase “Section 7.6(a)” in sub-clause (v) thereof and replacing it with “Section 7.6”.
SECTION 2.16.   Current Ratio. Section 7.11 of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.11    Current Ratio. The Borrower will not permit, as of the last day of any Fiscal Quarter, its ratio of (a) Current Assets to (b) Current Liabilities to be less than 1.0 to 1.0.”

SECTION 2.17.   Interest Coverage Ratio. Section 7.12 of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.12    Interest Coverage Ratio. The Borrower will not, as of the last day of any fiscal quarter permit the ratio of Adjusted EBITDAX for the Borrower and its Consolidated Subsidiaries for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0.”

Active.13964034.8    13

SECTION 2.18.   Certain Events of Default. Section 8.1(e) of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(e)    Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or any other Restricted Person otherwise becoming aware of such default.”

SECTION 2.19.   Certain Events of Default. Section 8.1 of the Original Credit Agreement is hereby amended by deleting “and” at the end of Section 8.1(i), deleting the period at the end of Section 8.1(j), adding “; and” at the end of Section 8.1(j) and adding the following Section 8.1(k):
“(k)    any event or condition occurs (after the expiration of any applicable period of grace and/or notice and cure period) that (i) results in the Indebtedness under the Linn Credit Agreement becoming due prior to its scheduled maturity or (ii) that enables or permits the holder or holders of the Indebtedness under the Linn Credit Agreement or any trustee or agent on its or their behalf to cause the Indebtedness under the Linn Credit Agreement to become due prior to its scheduled maturity.”

SECTION 2.20.   Waivers and Amendments. Section 10.1(a) of the Original Credit Agreement is hereby amended by adding the term “rate” after the term “interest in subsection (3), renumbering subsection (9) as subsection (10) and inserting the following subsection (9):

“(9) amend any provision regarding the ratable treatment of Lenders,”
SECTION 2.21.   Successors and Assigns; Assignments. (a) Section 10.5(b)(iii)(A(1) of the Original Credit Agreement is hereby amended by adding the phrase “or any Affiliate of a Lender” after the term “Commitment” in the second line thereof, (b) Section 10.5(c) of the Original Credit Agreement is hereby amended by adding the phrase “in a non-fiduciary capacity” after the phrase “as an agent of Borrower” which begins in the first line thereof and (c) Section 10.5(f) of the Original Credit Agreement is hereby amended by adding the phrase “or other central bank” after the phrase “Federal Reserve Bank” in the third line thereof.
SECTION 2.22.   Governing Law; Submission to Process. Section 10.7 of the Original Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 10.7    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

Active.13964034.8    14

(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 10.3 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 10.3 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

Active.13964034.8    15

ARTICLE III
CONDITIONS PRECEDENT
This Amendment shall become effective on the date (such date, the “Seventh Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

SECTION 3.1.   Fees and Expenses. The Administrative Agent shall have received (a) all fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date and all other fees the Borrower has agreed to pay in connection with this Amendment and (b) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
SECTION 3.2.   Documents. The Administrative Agent shall have received from each of the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

SECTION 3.3.   Acquisition. The acquisition of Borrower by, or merger of Borrower with, Bacchus HoldCo, Inc., Linn and/or certain of Linn’s Subsidiaries shall have occurred prior to or substantially concurrently with the effectiveness of this Amendment.
SECTION 3.4.   No Default. No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.
The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Article III or the waiver of such conditions as permitted in Section 10.1 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Agreement for all purposes.
ARTICLE IV
MISCELLANEOUS
SECTION 4.1.   Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

SECTION 4.2.   Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects

Active.13964034.8    16

(except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date;
(ii)    no Default or Event of Default has occurred and is continuing; and
(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
SECTION 4.3.   Loan Document. This Amendment is a Loan Document.
SECTION 4.4.   Omnibus Waiver. Notwithstanding anything to the contrary in the Credit Agreement, the Lenders hereby consent to the actions and consummation of the series of transaction described in clauses (a) through (d) below and waive any Default or Event of Default that may have occurred (or may, without the foregoing consent, occur) as a result of:
(a)    the conversion of the Borrower from a Delaware corporation to a Delaware limited liability company;

(b)    the change in the Borrower’s name (so long as notice of such change is provided to the Administrative Agent within 30 days following the effective date of such change) and the Lenders hereby waive the requirement in Section 6.4 of the Original Credit Agreement of a 20 Business Day prior written notice of a name change in respect of the Borrower’s change of name in connection with the conversion of the Borrower to a Delaware limited liability company;
(c)    any Change of Control as a result of the acquisition of Borrower by or merger of Borrower with Bacchus HoldCo, Inc., Linn and/or certain of Linn’s Subsidiaries; and
(d)    the other transactions and agreements more fully described in the Registration Statement on Form S-4 of Linn and LinnCo filed with the SEC on March 22, 2013, including all exhibits filed therewith, and any subsequent amendments filed thereto and subsequent exhibits filed therewith prior to the date hereof.
SECTION 4.5.   Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 4.6.   NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL

Active.13964034.8    17

AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
SECTION 4.7.   GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
SECTION 4.8.   Payment of Expenses. In accordance with Section 10.4 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
SECTION 4.9.   Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 4.10.   Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 4.11.   Limitation of Waiver. Except as expressly set forth herein, neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provision waived hereunder (collectively “Other Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations, (b) except as amended or waived herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.
SECTION 4.12.   Assignments and Reallocation of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Commitments and to, among other things, add each of Barclays Bank plc, Capital One, N.A., Credit Agricole Corporate and Investment Bank, DNB Capital LLC, Goldman Sachs Bank USA, UBS AG, Stamford Branch, BNP Paribas, Deutsche Bank, Canadian Imperial Bank of Commerce, New York Branch, PNC Bank National Association, Sumitomo Mitsui Banking Corporation, ABN AMRO Capital USA LLC, Bank of America, N.A., Branch

Active.13964034.8    18

Banking and Trust Company, Comerica Bank, Fifth Third Bank, ING Capital LLC, Sun Trust Bank, Toronto Dominion (New York) LLC, The Huntington National Bank, Associated Bank, N.A. and Morgan Stanley Bank, N.A. as a “Lender” under the Credit Agreement (each a “New Lender”). The Administrative Agent, the Swing Line Lender, each LC Issuer and the Borrower hereby consent to such reallocation and the Lenders’ assignments of their Commitments, including assignments to the New Lenders. On the Seventh Amendment Effective Date and after giving effect to such reallocations, the Commitment of each Lender shall be as set forth on Schedule 1 of this Amendment which Schedule 1 supersedes and replaces the Schedule 1 to the Original Credit Agreement. With respect to such reallocation, each Lender shall be deemed to have acquired the Commitment allocated to it from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if each such Lender had executed an Assignment and Assumption Agreement with respect to such allocation. In connection with this Assignment and for purposes of this Assignment only, the Lenders, the New Lenders, the Administrative Agent and the Borrower waive the processing and recordation fee under Section 10.5(b)(iv).
[SIGNATURES BEGIN NEXT PAGE]

Active.13964034.8    19

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	BERRY PETROLEUM COMPANY, LLC (f/k/a Berry Petroleum Company)

	By:	/s/ Kolja Rockov
	Name:	Kolja Rockov
	Title:	Executive Vice President and Chief Financial Officer

13964034.8    Signature Page Berry Seventh Amendment

LENDERS:	WELLS FARGO BANK, N.A., as Administrative Agent, a Lender, Swingline Lender and LC Issuer

	By:	/s/ Patrick Fults
	Name:	Patrick Fults
	Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

Section13964034.8    Signature Page Berry Seventh Amendment

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

Section13964034.8    Signature Page Berry Seventh Amendment

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ James L. Moyes
Name:	James L. Moyes
Title:	Authorised Signatory

Section13964034.8    Signature Page Berry Seventh Amendment

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

Section13964034.8    Signature Page Berry Seventh Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Section13964034.8    Signature Page Berry Seventh Amendment

CREDIT SUISSE, AG CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

Section13964034.8    Signature Page Berry Seventh Amendment

BANK OF MONTREAL, as a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

Section13964034.8    Signature Page Berry Seventh Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Executive Director

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Managing Directory

Section13964034.8    Signature Page Berry Seventh Amendment

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

Section13964034.8    Signature Page Berry Seventh Amendment

UNION BANK, N.A., as a Lender

By:	/s/ Rachel Bowman
Name:	Rachel Bowman
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph Scott
Name:	Joseph Scott
Title:	Director

Section13964034.8    Signature Page Berry Seventh Amendment

CAPITAL ONE, N.A., as a Lender

By:	/s/ Matthew L. Molero
Name:	Matthew L. Molero
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

ING CAPITAL LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Director

Section13964034.8    Signature Page Berry Seventh Amendment

JPMORGAN CHASE BANK, as a Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Section13964034.8    Signature Page Berry Seventh Amendment

SUN TRUST BANK, as a Lender

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Justin M. Alexander
Name:	Justin M. Alexander
Title:	Senior Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

SOCIETE GENERALE, as a Lender

By:	/s/ David Bornstein
Name:	David Bornstein
Title:	Director

Section13964034.8    Signature Page Berry Seventh Amendment

DNB CAPITAL LLC, as a Lender

By:	/s/ Joe Hykle
Name:	Joe Hykle
Title:	FVP

By:	/s/ Kelton Glasscock
Name:	Kelton Glasscock
Title:	SVP

Section13964034.8    Signature Page Berry Seventh Amendment

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Section13964034.8    Signature Page Berry Seventh Amendment

BNP PARIBAS, as a Lender

By:	/s/ Sriram CHANDRASEKARAN
Name:	Sriram CHANDRASEKARAN
Title:	Vice President

By:	/s/ Julien PECOUD-BOUVET
Name:	Julien PECOUD-BOUVET
Title:	Associate

Section13964034.8    Signature Page Berry Seventh Amendment

NATIXIS, as a Lender

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

Section13964034.8    Signature Page Berry Seventh Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

Section13964034.8    Signature Page Berry Seventh Amendment

COMERICA BANK, as a Lender

By:	/s/ William Robinson
Name:	William Robinson
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Traci Bankston
Name:	Traci Bankston
Title:	AVP

Section13964034.8    Signature Page Berry Seventh Amendment

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ DEBBI L. BRITO
Name:	DEBBI L. BRITO
Title:	AUTHORIZED SIGNATORY

Section13964034.8    Signature Page Berry Seventh Amendment

FIFTH THIRD BANK, as a Lender

By:	/s/ Byron L. Cooley
Name:	Byron L. Cooley
Title:	Executive Director

Section13964034.8    Signature Page Berry Seventh Amendment

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

Section13964034.8    Signature Page Berry Seventh Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul J. Pace
Name:	Paul J. Pace
Title:	Senior Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Margaret Niekrash
Name:	Margaret Niekrash
Title:	VP

Section13964034.8    Signature Page Berry Seventh Amendment

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Farhan Iqbal
Name:	Farhan Iqbal
Title:	Senior Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of Oklahoma, N.A.), as a Lender

By:	/s/ Sonja Borodko
Name:	Sonja Borodko
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

REGIONS BANK, as a Lender

By:	/s/ Daniel G. Steele
Name:	Daniel G. Steele
Title:	Senior Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

Section13964034.8    Signature Page Berry Seventh Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Lisa Wong
Name:	Lisa Wong
Title:	Vice President

Section13964034.8    Signature Page Berry Seventh Amendment

EXECUTION VERSION

SCHEDULE 1

LENDERS SCHEDULE

Name of Lender	Percentage Share	Commitment
Wells Fargo Bank, N.A.	5.0%	$60.0
Royal Bank of Canada	4.2%	50.0
Bank of Montreal	3.3%	40.0
Barclays Bank PLC	3.3%	40.0
Capital One, N.A.	3.3%	40.0
Citibank, N.A.	3.3%	40.0
Credit Agricole Corporate and Investment Bank	3.3%	40.0
Credit Suisse, AG Cayman Islands Branch	3.3%	40.0
DNB Capital LLC	3.3%	40.0
Goldman Sachs Bank USA	3.3%	40.0
JPMorgan Chase Bank	3.3%	40.0
Societe Generale	3.3%	40.0
The Royal Bank of Scotland PLC	3.3%	40.0
UBS AG, Stamford Branch	3.3%	40.0
BNP Paribas	2.8%	34.0
Canadian Imperial Bank of Commerce, New York Branch	2.8%	34.0
Compass Bank	2.8%	34.0
Deutsche Bank AG New York Branch	2.8%	34.0
The Bank of Nova Scotia	2.8%	34.0
PNC Bank National Association	2.8%	34.0
Sumitomo Mitsui Banking Corporation	2.8%	34.0
Union Bank, N.A.	2.8%	34.0
U.S. Bank National Association	2.8%	34.0
ABN AMRO Capital USA LLC	2.1%	25.0
Bank of America, N.A.	2.1%	25.0
Branch Banking and Trust Company	2.1%	25.0
Comerica Bank	2.1%	25.0
Fifth Third Bank	2.1%	25.0

Active 13964034.8    Schedule I Berry Seventh Amendment

Name of Lender	Percentage Share	Commitment
ING Capital LLC	2.1%	25.0
Sun Trust Bank	2.1%	25.0
Toronto Dominion (New York) LLC	2.1%	25.0
BOKF, N.A. dba Bank of Oklahoma (successor to Bank of Oklahoma)	1.6%	19.0
Keybank National Association	1.6%	19.0
Natixis	1.6%	19.0
Regions Bank	1.6%	19.0
The Huntington National Bank	1.1%	13.0
Associated Bank, N.A.	0.8%	10.0
Morgan Stanley Bank, N.A.	0.4%	5.0
TOTAL	100.0%	$1,200.0

Active 13964034.8    Schedule I Berry Seventh Amendment